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                                                    EXHIBIT       10.10


                                             ARGONAUT GROUP, INC.
                                             250 Middlefield Road
                                         Menlo Park, California 94025



February 24, 1998

To: Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Division Managers and Assistant Division Managers of Argonaut Insurance Company; the President, Senior Vice President and Vice Presidents of Argonaut Great Central; and the Assistant Secretary, Director of Internal Audit, Assistant Controller and Director of Investments of Argonaut Group, Inc.

From:  Charles E. Rinsch

Subject:  Argonaut Group, Inc. Employee Retention Plan

        Argonaut Group, Inc. has adopted the Argonaut Group Employee Retention Plan (the "Plan"). The provisions of the Plan, as they apply to you, are as follows:



                                   DEFINITIONS

                Definitions

         Whenever used in this Plan, the following capitalized terms shall have the meanings set forth in this Section 1.1, certain other capitalized terms being defined elsewhere in this Plan:

                  "Board" means the Board of Directors of the Company.

   (b)    "Change in Control" shall mean the occurrence of any of the following:

                                    (i) Any  "Person"  or "Group" (as such terms
                           are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.
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                                                                   EXHIBIT 10.10
                                    (ii)  The  individuals  who,  as of the date
                           hereof, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the
                           Company's   stockholders  of  any  new  director  was
                           approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an
                           Existing   Director  if  such  individual   initially
                           assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy
                           Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                                    (iii)  The  consummation  of  (x) a  merger,
                           consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause
                           (x) above in this subparagraph (iii) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii).

         (c) "Company" means Argonaut Group, Inc., a Delaware corporation, and any successor or assignee as provided in Article V.

         (d) "Compensation" means and includes all of your base salary attributable to your employment with the Company and/or any of its Subsidiaries (including, but not limited to, any amounts excludable from your gross income for federal income tax purposes pursuant to Section 125 or Section 401(k) of the
                  Internal Revenue Code of 1986, as amended), in effect immediately before the Change in Control. "Compensation" shall not include your bonuses or other cash or non-cash compensations or reimbursements, if any (e.g., the grant or vesting of restricted

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                                                                   EXHIBIT 10.10

stock, the grant, vesting, or exercise of stock options, automobile allowance and gasoline reimbursement).

         (e) "Disability" means a physical or mental infirmity which substantially impairs your ability to perform your material duties for a period of at least one hundred eighty (180) consecutive calendar days, and, as a result of such Disability, you have not returned to your full-time regular employment prior to termination.

         (f)      "Effective Time" means February 24, 1998.

         (g) "Eligible Employee" means any employee actively employed as a Senior Vice President, Vice President, Assistant Vice President, Division Manager or Assistant Division Manager of Argonaut Insurance Company; President, Senior Vice President or Vice President of Argonaut Great Central; or Assistant Secretary, Director of Internal Audit, Assistant Controller or Director of Investments of Argonaut Group, Inc. on the Effective Time. If you were employed in one of such capacities, but were on short term disability leave on the Effective Time, you will be considered to have been actively employed by the Company if you are available to return to your employment immediately afteryour physician of record certifies that you are no longer disabled. If you wereon long term disability leave on the Effective Time, you will generally not be an Eligible Employee, but the Board may, in its sole discretion, treat you as an Eligible Employee.

         (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(i)"Good Reason" means the occurrence, on or after the Effective Time, of any of the following:

                             (i) The Company or any of its Subsidiaries reduces your Compensation as in effect on the Effective Time.

                            (ii) Without your express written consent, the Company or any of its Subsidiaries requires you to change the location of your job or office, so that you will be based at a location more than fifty (50) miles from the location of your job or office on the Effective Time.

                           (iii) A successor to the Company fails or refuses to assume the obligations of the Company under this Agreement.

                            (iv) The Company or any successor breaches any of the material provisions of this Agreement.

         (j) "Just Cause" means the termination of your employment as a result of (i) fraud, misappropriation of or intentional and material damage to the property or business

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                                                                  EXHIBIT 10.10

                  of the Company (including its  Subsidiaries),  (ii) conviction of a felony involving moral turpitude, or (iii) material neglect, failure or refusal to follow the reasonable directions of your supervisors, to perform the duties reasonably assigned to you, or to follow material Company policies, if you do not begin to cure such neglect, failure or refusal within ten (10) days after receiving written notice from the Company to do so.
         (k) "Person" shall have the meaning set forth in the definition of
                  "Change in Control."

         (l) "Release" means the Separation and General Release Agreement in the form attached hereto as Exhibit "A".

         (m) "Severance Payment" means the payment of severance compensation as provided in Article III.

         (n) "Subsidiary" means any corporation or other Person, a majority of the voting power, equity securities or equity interest of which is owned directly or indirectly by the Company.

         (o)      "WARN" means the Worker Adjustment and Retraining
                  Notification
                  Act, 29 U.S.C.
                  ss. 2101 et seq.


                                                  ARTICLE II
                                             EXCISE TAX LIMITATION

2.1      Limitation

         Notwithstanding anything contained in this Plan to the contrary, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to you or for your benefit paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise in connection with, or arising out of, your employment with the Company or any of its Subsidiaries or a Change of Control within the meaning of Section 280G of the Code (a "Payment" or "Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then the Payments shall be reduced (but not below zero) but only to the extent necessary that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (the
"Section 4999 Limit"). Unless you shall have given prior written notice specifying a different order to the Company to effectuate the limitations described in the preceding sentence, the Company shall reduce or eliminate the Payments by first reducing or eliminating those Payments or benefits which are not payable in cash and then by reducing or eliminating cash Payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by you pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing your rights and entitlements to any benefits or compensation.


10.10-4


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                                                                   EXHIBIT 10.10
2.2      Determinations

         All determinations required to be made under this Article III (each, a "Determination") shall be made, at the Company's expense, by a nationally recognized accounting firm designated by the Company and reasonably acceptable to you (the "Accounting Firm"). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Company and to you before payment of your Severance Payment hereunder (if requested at that time by the Company or you) or such other time as requested by the Company or you (in either case provided that the Company or you believe in good faith that any of the Payments may be subject to the Excise Tax); provided, however, that if the Accounting Firm determines that no Excise Tax is payable by you with respect to a Payment or Payments, it shall furnish you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) calendar days of the delivery of the Determination to you, you shall have the right to dispute the Determination (the "Dispute"). The existence of any Dispute shall not in any way affect your right to receive the Payments in accordance with the Determination. If there is no Dispute, the Determination by the Accounting Firm shall be final, binding and conclusive upon the Company and you, subject to the application of Section 2.3.

2.3      Adjustments
As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments either will have been made or will not have been made by the Company, in either case in a manner inconsistent with the limitations provided in Section 2.1 (an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to (i) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to you made on the date you received the Excess Payment and you shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at one hundred twenty percent (120%) of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually from the date of your receipt of such Excess Payment until the date of such repayment. If it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to your satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to you within ten (10) calendar days of such determination or resolution, together with interest on such amount at one hundred twenty percent (120%) of the applicable federal rate compounded semi-annually from the date such amount should have been paid to you pursuant to the terms of this Plan or otherwise, but for the operation of this Section 2.3, until the date of payment.

                                                         I
                                                SEVERANCE PAYMENTS

3.1      Right to Severance Payment; Release

         Conditioned on the execution and delivery by you (or your beneficiary or personal

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                                                                   EXHIBIT 10.10

representative, if applicable) of the Release, you shall be entitled to receive a Severance Payment from the Company in the amount provided in Section 3.2 if
(a) you are an Eligible Employee, and (b) within eighteen (18) months after the occurrence of a Change in Control, your employment is involuntarily terminated by the Company or any of its Subsidiaries for any reason other than Just Cause or your death or Disability, or you voluntarily terminate your employment with the Company and all Subsidiaries for Good Reason within sixty (60) days after the occurrence of such Good Reason. Notwithstanding the foregoing, you will not be entitled to receive a Severance Payment (i) if you perform services as of the occurrence of a Change in Control for which the Company or any of its Subidiaries bills Unitrin, Inc. or any of its subsidiaries or affiliates (collectively, "Unitrin"), and, on or after the occurrence of a Change in Control, Unitrin offers you employment (whether or not you accept such offer) to perform services substantially similar to those you performed before the Change in Control for compensation and on terms substantially similar to those you received immediately before the Change in Control, or (ii) to the extent you receive payments which the Company or its Subsidiaries are required to make to you under WARN.

3.2      Amount of Severance Payment

         If you become entitled to a Severance Payment under this Plan, the amount of your Severance Payment, when added to any payments which the Company or its Subsidiaries are required to make to you under WARN, shall equal the sum of:

                  (a)  your  monthly  Compensation   multiplied  by  a  multiple
determined by the Board and set forth in a letter to you, which such multiple shall not be reduced after a Change in Control, plus

                  (b) the amount of your annual bonus for the fiscal year of the Company preceding the fiscal year in which the Change in Control occurs.

3.3      No Mitigation

         The Company acknowledges and agrees that you shall be entitled to receive your entire Severance Payment regardless of any income which you may receive from other sources following your termination on or after the Effective Time.

3.4      Payment of Severance Payment

         The Severance Payment to which you are entitled shall be paid to you, in cash and in full, not later than eight (8) calendar days after execution and delivery by you (or your beneficiary or personal representative, if applicable) of the Release Agreement, but in no event before the date on which such Release becomes effective. If you should die before all amounts payable to you have been paid, such unpaid amounts shall be paid to your beneficiary under this Agreement or, if you have not designated such a beneficiary in writing to the Company, to the personal representative(s) of your estate.



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                                                                   EXHIBIT 10.10
3.5      Health Benefits Coverage

         If you are entitled to receive a Severance Payment under Section 3.1, you will also be entitled to receive health benefits coverage for you and your dependents under the same plan(s) or arrangement(s) under which you were covered immediately before your termination of employment or plan(s) established or arrangement(s) provided by the Company or any of its Subsidiaries thereafter. Such health benefits coverage shall be paid for by the Company to the same extent as if you were still employed by the Company, and you will be required to make such payments as you would be required to make if you were still employed by the Company. The benefits provided under this Section 3.5 shall continue until the earlier of (a) the expiration of the number of months equal to the multiple described in paragraph (a) of Section 3.2, or (b) the date you become covered under any other group health plan not maintained by the Company or any of its Subsidiaries; provided, however, that if such other group health plan excludes any pre-existing condition that you or your dependents may have when coverage under such group health plan would otherwise begin, coverage under this
Section 3.5 shall continue (but not beyond the number of months equal to the multiple described in paragraph (a) of Section 3.2) with respect to such pre-existing condition until such exclusion under such other group health plan lapses or expires. In the event you are required to make an election under Sections 601 through 607 of ERISA (commonly known as COBRA) to qualify for the benefits described in this Section 3.5, the obligations of the Company and its Subsidiaries under this Section 3.5 shall be conditioned upon your timely making such an election.

3.6      Automobile

         If you become entitled to receive a Severance Payment under Section 3.1, and you then have the use of an automobile that is provided to you at the expense of the Company or any Subsidiary, you shall have the right, for ninety
(90) days following your termination of employment, (a) to continue your use of the automobile on the same basis on which you used it immediately before your termination of employment, or (b) to purchase the automobile from the Company or Subsidiary for its low wholesale bluebook value, or, if the Company or Subsidiary has leased the automobile, to assume the lease, or (c) to take the actions described in clauses (a) and (b) of this sentence.

3.7      Withholding of Taxes

         The Company may withhold from any amounts payable under this Plan all federal, state, city or other taxes required by applicable law to be withheld by the Company.


                                                    ARTICLE IV
                                      OTHER RIGHTS AND BENEFITS NOT AFFECTED

4.1      Other Benefits

         This Plan does not provide a pension for you, nor shall any payment hereunder be characterized as deferred compensation. Except as set forth in
Section 4.2, neither the provisions of this Plan nor the Severance Payment provided for hereunder shall reduce any amounts

10.10-7
                                                                  EXHIBIT 10.10
otherwise payable, or in any way diminish your rights as an employee, whether existing now or hereafter, under any written benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or any written employment agreement or other written plan or arrangement not related to severance.

4.2      Other Severance Plans Superseded

         As of the Effective Time, this Plan will supersede any and all other severance plans of the Company or its Subsidiaries and severance agreements between you and the Company and its Subsidiaries, and your participation in any other severance plan of the Company and its Subsidiaries will be hereby terminated.

4.3  Employment Status

         This Plan does not constitute a contract of employment or impose on you any obligation to remain in the employ of the Company, nor does it impose on the Company or any of its Subsidiaries any obligation to retain you in your present or any other position, nor does it change the status of your employment as an employee at will. Nothing in this Plan shall in any way affect the right of the Company or any of its Subsidiaries in its absolute discretion to change or reduce your compensation at any time, or to change at any time one or more benefit plans, including but not limited to pension plans, dental plans, health care plans, savings plans, bonus plans, vacation pay plans, disability plans, and the like.


                                                     ARTICLE V
                                               SUCCESSOR TO COMPANY

         The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this Plan, shall mean (from and after, but not before, the occurrence of such event) the Company as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.











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                                                                EXHIBIT 10.10
                                                    ARTICLE VI
                                                  CONFIDENTIALITY

6.1      Nondisclosure of Confidential Material

         In the performance of your duties, you have previously had, and may in the future have, access to confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at any time hereafter developed by the Company or its agents or consultants or used presently or at any time hereafter in the course of its business, that are not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and has been and/or will be disclosed to you in confidence. By your acceptance of your Severance Payment under this Plan, you shall be deemed to have acknowledged that the Confidential Material constitutes proprietary information of the Company which draws independent economic value, actual or potential, from not being generally known to the public or to other persons who could obtain economic value from its disclosure or use, and that the Company has taken efforts reasonable under the circumstances, of which this Section 6.1 is an example, to maintain its secrecy. Except in the performance of your duties to the Company, you shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, except that the foregoing disclosure prohibition shall not apply as to Confidential Material that (i) has been publicly disclosed or was within your possession prior to its being furnished to you by the Company or becomes available to you on a nonconfidential basis from a third party (in any of such cases, not due to a breach by you of your obligations to the Company or by breach of any other person of a confidential, fiduciary or confidential obligation, the breach of which you know or reasonably should know), (ii) is required to be disclosed by you pursuant to applicable law, and you provide notice to the Company of such requirement as promptly as possible, or (iii) was independently acquired or developed by you without violating any of the obligations under this Plan and without relying on Confidential Material of the Company. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which you have prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon your termination of employment with the Company, or whenever requested by the Company, you shall promptly deliver to the Company any and all of the Confidential Material and copies thereof, not previously delivered to the Company, that may be, or at any previous time has been, in your possession or under your control.

6.2      Nonsolicitation of Employees

         By your acceptance of your Severance Payment under this Plan, you agree that, for a period of two (2) years following your termination of employment with the Company or its Subsidiaries, neither you nor any Person or entity in which you have an interest shall solicit any person who was employed on the date of your termination of employment by the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries. Nothing in


10.10-9

                                       10
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                                                                   EXHIBIT 10.10
this Section 6.2, however, shall prohibit you or any Person or entity in which you have an interest from placing advertisements in periodicals of general circulation soliciting applications for employment, or from employing any person who answers any such advertisement. For purposes of this Section 6.2, you shall not be deemed to have an interest in any corporation whose stock is publicly traded merely because you are the owner of not more than two percent (2%) of the outstanding shares of any class of stock of such corporation, provided you have no active participation in the business of such corporation (other than voting your stock) and you do not provide services to such corporation in any capacity (whether as an employee, an independent contractor or consultant, a board member, or otherwise).

6.3      Equitable Relief

         By your acceptance of your Severance Payment under this Plan, you shall be deemed to have acknowledged that violation of Sections 6.1 or 6.2 would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and that therefore in the event of any breach by you of Sections 6.1 or 6.2, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages under this Plan or otherwise, and, except as limited in Article VII, all of the Company's rights and remedies shall be unrestricted.

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



                                                                EXHIBIT 10.10

                                                    ARTICLE VII
                                                    ARBITRATION

         Except for equitable relief as provided in Section 6.3, arbitration in accordance with the then most applicable rules of the American Arbitration Association shall be the exclusive remedy for resolving any dispute or controversy between you and the Company or any of its Subsidiaries, including, but not limited to, any dispute regarding your employment or the termination of your employment or any dispute regarding the application, interpretation or validity of this Plan not otherwise resolved through the claims procedure set forth in Section 8.10. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Plan and the rules of the American Arbitration Association, the provisions of this Plan shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list designated by the office of the American Arbitration Association having responsibility for the city in which you primarily performed services for the Company or its Subsidiaries immediately before your termination of employment of seven arbitrators, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators, and who, in either event, are residents of the area in which you primarily performed services for the Company or its Subsidiaries immediately before your termination of employment. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall initially be borne equally by the parties; provided, however, that each party shall initially be responsible for the fees and expenses of its own representatives and witnesses. Unless mutually agreed otherwise by the parties, any arbitration shall be conducted at a location within fifty (50) miles from the location in which you primarily performed services for the Company or any of its Subsidiaries immediately before your termination of employment. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location within such fifty (50) mile radius. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses and reasonable attorney's fees.

                                                   ARTICLE VIII
                                                   MISCELLANEOUS

8.1      Applicable Law

         To the extent not preempted by the laws of the United States, the laws of the State of California shall be the controlling law in all matters relating to this Plan, regardless of the choice-of-law rules of the State of California or any other jurisdiction.

8.2      Construction

         No term or provision of this Plan shall be construed so as to require the commission of

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                                                              EXHIBIT 10.10

any act contrary to law, and wherever there is any conflict between any provision of this Plan and any present or future statute, law, ordinance, or regulation, the latter shall prevail, but in such event the affected provision of this Plan shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

8.3      Severability

         If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4      Headings

         The Section headings in this Plan are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Plan or of any particular Section.


8.5      Assignability

         Your rights or interests under this Plan shall not be assignable or transferrable (whether by pledge, grant of a security interest, or otherwise) by you, your beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

8.6      Term

         If no Change in Control has theretofore occurred, this Plan shall expire and be of no further force and effect on December 31, 1999; provided that the Board may, at any time prior to the expiration hereof, extend the term of this Plan. If a Change in Control occurs on or before December 31, 1999 (or before the expiration of the extended term if the Board had extended the term of this Plan), this Plan shall continue in full force and effect until its terms and provisions are completely carried out.

8.7      Amendment

         This Plan may be amended in any respect by resolution adopted by the Board until a Change in Control occurs; provided, however, that this Section 8.7 shall not be amended, and no amendment shall delay the payment of the Severance Payments, or reduce the amount of the Severance Payments or any other benefits under this Plan. After a Change in Control occurs, this Plan shall no longer be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever. No agreement or representations, written or oral, express or implied, with respect to the subject matter hereof, have been made by the Company which are not expressly set forth in this Plan.

8.8      Notices

For purposes of this Plan, notices and all other communications provided for herein shall

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                                       13

                                                                  EXHIBIT 10.10
be in writing and shall be deemed to have been duly given when personally delivered, telecopied, or sent by certified or overnight mail, return receipt requested, postage prepaid, addressed to the respective addresses, or sent to the respective telecopier numbers, last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the General Counsel. All notices and communications shall be deemed to have been received on the date of delivery thereof if personally delivered, upon return confirmation if telecopied, on the third business day after the mailing thereof, or on the date after sending by overnight mail, except that notice of change of address shall be effective only upon actual receipt. No objection to the method of delivery may be made if the written notice or other communication is actually received.

8.9      Administration

         This Plan  constitutes  a welfare  benefit  plan  within the meaning of
Section 3(1) of ERISA. This letter constitutes the governing document of the Plan. The Administrator of the Plan, within the meaning of Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Company. Attached hereto as Exhibit "B" is a statement of your rights under ERISA.

8.10     Claims

         If you believe you are entitled to a benefit under this Plan, you may make a claim for such benefit by filing with the Company a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Secretary of the Company.

         Within sixty (60) calendar days after receipt of such a claim, the Company shall notify you in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by you:

                           (a) The specific reason or reasons for the denial;

       (b) Specific reference to pertinent provisions of this Plan on which the denial is based;

       (c) A description of any additional material or information necessary for you to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

       (d) An  explanation  of this Plan's claim review procedure.








10.10-13

                                                                 EXHIBIT 10.10
If you disagree with the action taken by the Company, you or your duly authorized representative may apply to the Company for a review of such action. Such application shall be made within one hundred twenty (120) calendar days after receipt by you of the notice of the Company's action on your claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, you may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Company. A decision by the Company shall be communicated to you within sixty
(60) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by you, and specific references to the pertinent provisions of this Plan on which the decision is based.

                                                              Sincerely,

                                                            ARGONAUT GROUP, INC.



                                                   By: _____________________


10.10-14